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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        CALAMOS GLOBAL TOTAL RETURN FUND
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                             20-3377281
    (State of Incorporation                                   (I.R.S. Employer
       or Organization)                                      Identification No.)

                               2020 CALAMOS COURT
                           NAPERVILLE, ILLINOIS 60563
                    (Address of Principal Executive Offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

         Securities Act registration statement file number to which this form relates: 333-114111

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title Of Each Class                      Name Of Each Exchange On Which
         To Be So Registered                      Each Class Is To Be Registered
         -------------------                      ------------------------------

COMMON SHARES OF BENEFICIAL INTEREST                 NEW YORK STOCK EXCHANGE
       WITHOUT PAR VALUE

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The shares (the "Shares") to be registered hereunder are common shares of beneficial interest, without par value, of Calamos Global Total Return Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in the Registrant's Registration Statement on Form N-2 filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on August 25, 2005 and September 28, 2005 (Registration Nos. 333-114111 and 811-21547, respectively), which description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  September 28, 2005
                                                CALAMOS GLOBAL TOTAL RETURN FUND


                                                By: /s/ Kevin S. Woodard
                                                    ----------------------------
                                                    Kevin S. Woodard
                                                    Assistant Secretary



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